Exhibit 99.1

Company Contact:

Opexa Therapeutics, Inc.

Neil K. Warma

281.719.3437

nwarma@opexatherapeutics.com

Opexa Therapeutics, Inc. Announces $5.1 Million Securities Offering

THE WOODLANDS, Texas (December 10, 2009) – Opexa Therapeutics, Inc. (NASDAQ: OPXA), a company developing a novel T-cell therapy for multiple sclerosis (MS), today announced an offering to sell securities to selected institutional investors for aggregate gross proceeds of $5.1 million. The offering is made pursuant to the Form S-3 shelf registration statement that was filed by Opexa with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 23, 2009. The offering is expected to close on or about December 14, 2009, subject to the satisfaction of customary closing conditions. Opexa intends to use the net proceeds from the offering for general corporate purposes, including activities related to further clinical development of Tovaxin® and for other working capital and operational purposes.

The securities in the offering include 2,550,000 shares of Opexa common stock and warrants to purchase up to 1,275,000 shares of Opexa common stock, which securities are being offered in “units” at a price of $2.00 per unit. Each unit consists of one share of Opexa common stock, a five year Series A warrant to purchase 0.35 of an additional share of Opexa common stock, and a one year Series B warrant to purchase 0.15 of an additional share of Opexa common stock. The warrants have an exercise price of $2.55 per share and are exercisable commencing six months and one day after closing.

“We are pleased to welcome new institutional investors to Opexa,” commented Neil K. Warma, Opexa’s President & CEO. “This influx of capital more than doubles our cash liquidity to almost $9 million and creates a meaningful amount of operational flexibility for the business. While partnership discussions around Tovaxin continue, these proceeds will also support activities related to further clinical development of Tovaxin, our personalized cell therapy treatment for Multiple Sclerosis.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as exclusive placement agent for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the

Securities and Exchange Commission’s website at http://www.sec.gov or from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases. The Company’s leading therapy, Tovaxin®, is an individualized cellular immunotherapy treatment in Phase IIb clinical development for multiple sclerosis (MS). Tovaxin is derived from T-cells isolated from peripheral blood, expanded ex vivo, and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin, believed to be a primary cause of MS attacks and nervous system damage.

For more information visit the Opexa Therapeutics website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding satisfaction of closing conditions, closing of the offering, current or future financial payments, returns, royalties, performance and position, management's strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: market conditions, satisfaction of the conditions to the closing of the offering, our capital position, the success of third party development and commercialization efforts with respect to products covered by intellectual property rights transferred by the Company, the success of third party patent prosecution efforts with respect to such products, the ability of the Company to enter into and benefit from a partnering arrangement for the Company's product candidate, Tovaxin, on reasonably satisfactory terms (if at all), and our dependence (if partnered) on the resources and abilities of any partner for the further development of Tovaxin, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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